Master Commodity Strategies LLC

FILE #811-21538

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
05/02/2007	QWEST CORPORATION	500,000,000	145,000	JPMorgan; Banc of America Securities LLC; Merrill Lynch & Co.; Citi; Deutsche Bank Securities; Lehman Brothers